Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-227101) of Seadrill Limited of our reports dated March 28, 2019 and March 19, 2021 relating to the financial statements, which appear in this Form 20-F.

/s/ PricewaterhouseCoopers LLP

Watford, United Kingdom
March 19, 2021